Exhibit 99.2

Catalyst Biosciences Announces Pricing of Public Offering of Common Stock

SOUTH SAN FRANCISCO, Calif., Feb. 13, 2020 — Catalyst Biosciences, Inc. (NASDAQ:CBIO), a clinical-stage biopharmaceutical company developing novel treatments for hemophilia and other rare bleeding disorders, (the Company), today announced the pricing of an underwritten public offering of 4,615,385 shares of its common stock, offered at a price of $6.50 per share to the public. Additionally, the Company has granted the underwriters a 30-day option to purchase up to an additional 692,307 shares of its common stock. All of the shares in the offering are being offered by the Company. The offering is expected to close on or about February 18, 2020, subject to customary closing conditions.

The gross proceeds to the Company from this offering are expected to be approximately $30 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. This amount assumes no exercise of the underwriters’ option.

The Company anticipates using the net proceeds from this offering for general corporate purposes, which may include clinical and manufacturing activities for Marzeptacog alfa and dalcinonacog alfa, research and development activities, capital expenditures, selling, general and administrative costs, facilities expansion, and to meet working capital needs.

Raymond James & Associates, Inc. is acting as the sole book-running manager and JonesTrading Institutional Services LLC, Chardan and LifeSci Capital LLC are acting as co-managers for the offering.

A “shelf” registration statement on Form S-3 (File No. 333-228970) relating to the public offering of the shares of common stock described above was previously filed with and declared effective by the Securities and Exchange Commission (SEC) on February 14, 2019. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s web site at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus, and when available, copies of the final prospectus supplement and accompanying prospectus may also be obtained from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, by telephone at (800) 248-8863, by e-mail at prospectus@raymondjames.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Catalyst

Catalyst is a clinical-stage biopharmaceutical company which is focused on addressing unmet needs in rare diseases and systemic complement mediated disorders. Our protease engineering platform includes development programs in hemophilia and a research program on subcutaneous systemic complement inhibitors. Our engineered coagulation factors are designed to overcome the significant limitations of current IV treatment options, facilitate prophylaxis, and ultimately deliver substantially better outcomes for patients using SQ dosing. Our lead asset, MarzAA, has completed Phase 2 development having met its primary endpoint of significantly reducing the annualized bleed rate (ABR) in individuals with hemophilia A or B with inhibitors. Our second hemophilia asset, DalcA, is in a Phase 2b clinical trial and is being developed for the treatment of hemophilia B. We also have a global license and collaboration agreement with Biogen for the development and commercialization of pegylated CB 2782 for the potential treatment of geographic atrophy associated dry age-related macular degeneration.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements pertaining to the Company’s expectations regarding the expected gross proceeds from the offering, the timing of completion of the offering and expected use of proceeds described in this press release constitute forward-looking statements. All statements, other than statement of historical facts (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) are forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including, but not limited to, uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering and other risks described the “Risk Factors” sections of the Company’s most recent annual report filed with the SEC on March 8, 2019, quarterly report filed with the SEC on November 7, 2019, the prospectus supplement related to the public offering and in other filings with the SEC. The Company does not assume any obligation to update any forward-looking statements, except as required by law.

Contact:

Ana Kapor

Catalyst Biosciences, Inc.

investors@catbio.com